Exhibit 4.6

AMERICAN INTERNATIONAL GROUP, INC.

Fifteenth Supplemental

Indenture

Dated as of November 15, 2011

(Supplemental to Indenture Dated as of October 12, 2006)

THE BANK OF NEW YORK MELLON,

as Trustee

FIFTEENTH SUPPLEMENTAL INDENTURE, dated as of November 15, 2011 (the “Fifteenth Supplemental Indenture”), between American International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (herein called the “Trustee”);

R E C I T A L S:

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, as trustee, an Indenture, dated as of October 12, 2006 (the “Base Indenture,” and as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010, the “Existing Indenture”) (the Existing Indenture, as the same may be amended or supplemented from time to time, including by this Fifteenth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series;

WHEREAS, Section 901 of the Existing Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Existing Indenture to establish the form and terms of additional series of Securities as permitted by Sections 201 and 301 of the Existing Indenture without the consent of the holders of the Securities;

WHEREAS, Section 201 of the Existing Indenture permits the form of Securities of any additional series of Securities to be established pursuant to an indenture supplemental to the Existing Indenture;

WHEREAS, Section 301 of the Existing Indenture permits the terms of any additional series of Securities to be established pursuant to an indenture supplemental to the Existing Indenture;

WHEREAS, the Company has authorized the issuance of £662,222,000 in aggregate principal amount of its 6.765% Sterling Notes Due November 15, 2017 (the “Notes”);

WHEREAS, the Notes will be established as a series of Securities under the Indenture;

WHEREAS, pursuant to resolutions of (i) the Board of Directors of the Company adopted at a meeting duly called on September 14, 2010, and (ii) the Finance and Risk Committee of the Board of Directors of the Company adopted at meetings duly called on October 10, 2007 and on October 12, 2011, the Company has duly authorized the execution and delivery of this Fifteenth Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary to make this Fifteenth Supplemental Indenture a valid agreement according to its terms have been done;

NOW, THEREFORE, THIS FIFTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.1 Relation to Existing Indenture

This Fifteenth Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Fifteenth Supplemental Indenture, shall apply to the Notes) in respect of the Notes, and shall not modify, amend or otherwise affect the Existing Indenture insofar as it relates to any other series of Securities or affects in any manner the terms and conditions of the Securities of any other series.

Section 1.2 Definitions

For all purposes of this Fifteenth Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.2 have the respective meanings assigned hereto in this Section 1.2, and (ii) which are defined in the Existing Indenture (and which are not defined in this Section 1.2) have the respective meanings assigned thereto in the Existing Indenture. For all purposes of this Fifteenth Supplemental Indenture:

(a) all references herein to Articles, Sections, the preamble or the recitals, unless otherwise specified, refer to the corresponding Articles and Sections of, or the preamble or recitals to, this Fifteenth Supplemental Indenture;

(b) the terms “herein,” “hereof,” and “hereunder” and words of similar import refer to this Fifteenth Supplemental Indenture;

(c) words in the singular include the plural, and in the plural include the singular; and

(d) the following terms, as used herein, have the following meanings:

“Actual/Actual (ICMA)” means the number of days in such period divided by the product of (x) the number of days in the Interest Period in which it falls and (y) two.

“Additional Amounts” has the meaning set forth in Section 2.5(k).

“Agent Member” means any member of, or participant in, Euroclear or Clearstream.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Base Indenture” has the meaning set forth in the recitals.

“Beneficial Owner” means a beneficial owner of the Notes for U.S. federal income tax purposes.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which dealings in pounds sterling are transacted in the London interbank market.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor securities clearing agency).

“Company” has the meaning set forth in the preamble.

“Depositary” means, with respect to Notes issuable or issued in whole or in part in the form of one or more Global Notes, The Bank of New York Depository (Nominees) Limited, as depositary for Euroclear and Clearstream, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

“Discount Rate” has the meaning specified in the form of Note contained in Section 2.3.

“Euroclear” means the Euroclear Bank S.A./N.V. (or any successor securities clearing agency), as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Notes” means the notes issued pursuant to the Exchange Offer and their Successor Notes. The Exchange Notes shall be deemed part of the same series as the Original Notes for which they are exchanged.

“Exchange Offer” has the meaning specified in the form of Note contained in Section 2.2.

“Exchange Offer Registration Statement” has the meaning specified in the form of Note contained in Section 2.2.

“Existing Indenture” has the meaning set forth in the recitals.

“Final Settlement Date” has the meaning set forth in the Form of Note contained in Section 2.2.

“Fifteenth Supplemental Indenture” has the meaning set forth in the preamble.

“Global Note” means a Note that evidences all or part of the Notes and bears the legend specified in Section 2.2. The Restricted Global Note, the Regulation S Global Note and the Unrestricted Global Note representing the Notes shall each be a Global Note.

“Indenture” has the meaning set forth in the recitals.

“Interest Payment Date” has the meaning specified in the form of Note contained in Section 2.2.

“Interest Period” means the period from and including any Interest Payment Date (or, in the case of the first Interest Payment Date, November 15, 2011) to but excluding the next Interest Payment Date.

“Issue Date” has the meaning specified in the form of Note contained in Section 2.2.

“Net Payment” means a payment by the Company or any Paying Agent on the Notes, including payment of principal and interest, after deduction for any present or future U.S. tax, assessment or other governmental charge on the Additional Amounts.

“Non-U.S. Person” means any Person who, for U.S. federal income tax purposes is (a) an individual that is a nonresident alien, (b) a corporation organized or created under non-U.S. law, (c) a foreign partnership, one or more members of which, for U.S. federal income tax purposes, is a corporation organized or created under non-U.S. law, a nonresident alien individual or a nonresident alien fiduciary of a non-U.S. estate or trust or (d) a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from a Note.

“Notes” has the meaning set forth in the recitals.

“Original Notes” means all Notes other than Exchange Notes and Unrestricted Notes.

“Quotation Agent” has the meaning specified in the form of Note contained in Section 2.3.

“Registration Default” has the meaning specified in the form of Note contained in Section 2.2.

“Registration Default Period” has the meaning specified in the form of Note contained in Section 2.2.

“Registration Rights Agreement” has the meaning specified in the form of Note contained in Section 2.2.

“Regular Record Date” has the meaning specified in the form of Note contained in Section 2.2.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Global Note” has the meaning specified in Section 2.1.

“Regulation S Legend” means a legend substantially in the form of the legend required in the form of Note set forth in Section 2.2 to be placed upon each Regulation S Note.

“Regulation S Notes” means all Notes required pursuant to Section 2.6(b) to bear a Regulation S Legend. Such term includes the Regulation S Global Note.

“Restricted Global Note” has the meaning specified in Section 2.1.

“Restricted Note” means all Notes required pursuant to Section 2.6(b) to bear any Restricted Notes Legend. Such term includes the Restricted Global Note.

“Restricted Notes Certificate” means a certificate substantially in the form set forth in Annex A.

“Restricted Notes Legend” means a legend substantially in form of the legend required in the form of Note set forth in Section 2.2 to be placed upon each Restricted Note.

“Restricted Period” means the period of 41 consecutive days beginning on November 15, 2011 or, if additional Notes are issued on or about the Final Settlement Date, the Final Settlement Date.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A Notes” means all Notes initially issued by the Company in reliance on the exemption provided by Section 4(2) of the Securities Act.

“Securities” has the meaning specified in the recitals.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Act Legend” means the Restricted Notes Legend and/or the Regulation S Legend.

“Shelf Registration Statement” has the meaning specified in the form of Note contained in Section 2.2.

“Special Interest” has the meaning specified in the form of Note contained in Section 2.2.

“Sterling Gross Redemption Yield” has the meaning specified in the form of Note contained in Section 2.3.

“Sterling Reference Bond” has the meaning specified in the form of Note contained in Section 2.3.

“Sterling Reference Market Makers” has the meaning specified in the form of Note contained in Section 2.3

“Successor Note” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Exchange Note issued in exchange for an Original Note shall be deemed a successor Note of such Original Note and any Note authenticated and delivered under Section 304, 305, 306 or 906 of the Existing Indenture in exchange for or in lieu of a Note shall be deemed to evidence the same debt as the particular Note.

“Trustee” has the meaning set forth in the preamble.

“Unrestricted Global Note” means a Global Note that does not contain a Securities Act Legend. The Unrestricted Global Note will have an initial principal amount of zero.

“Unrestricted Note” means any Note represented by the Unrestricted Global Note.

“Unrestricted Notes Certificate” means a certificate substantially in the form set forth in Annex B.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1 Forms of Notes Generally

The Notes shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, or as may, consistent with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Trustee’s certificate of authentication shall be in substantially the form set forth in Section 2.4.

Upon their original issuance, the Rule 144A Notes and the Regulation S Notes shall be issued in the form of separate Global Notes, registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Each such Global Note will constitute a single Security for all purposes of the Indenture. The Global Notes representing the Rule 144A Notes, together with their Successor Notes which are Global Notes other than Regulation S Global Notes or Unrestricted Global Notes, are collectively herein called the “Restricted Global Notes.” The Global Notes representing Regulation S Notes, together with their Successor Notes which are Global Notes other than Restricted Global Notes or Unrestricted Global Notes, are collectively herein called the “Regulation S Global Notes.”

Section 2.2 Form of Face of the Notes

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[INCLUDE IF NOTE IS A RESTRICTED NOTE – THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE

IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR (3) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS, PURSUANT TO THE TERMS AND CONDITIONS OF REGULATION S UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]

[INCLUDE IF NOTE IS A REGULATION S NOTE – THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, PRIOR TO THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (1) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (2) THE LAST DATE OF ISSUANCE OF THESE NOTES, MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A, OR (B) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]

EACH PURCHASER AND TRANSFEREE OF THIS NOTE BY ITS ACCEPTANCE HEREOF REPRESENTS THAT EITHER (A) IT IS NOT ACQUIRING THE NOTE WITH THE ASSETS OF (1) ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENT BY SUCH PLANS

OR ACCOUNTS THEREIN OR (2) ANY GOVERNMENTAL OR NON-U.S. PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (B) THE ACQUISITION AND HOLDING OF SUCH NOTE DOES NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, THE CODE, OR ANY SIMILAR LAWS. SUCH HOLDER FURTHER REPRESENTS AND COVENANTS THAT THROUGHOUT THE PERIOD IT HOLDS NOTES, THE FOREGOING REPRESENTATIONS SHALL BE TRUE.

THIS NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

AMERICAN INTERNATIONAL GROUP, INC.

6.765% STERLING NOTES DUE NOVEMBER 15, 2017

No.
ISIN No.: [XS0702072900 (144A)/ XS0702072819 (Reg. S)]	£

AMERICAN INTERNATIONAL GROUP, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or its registered assigns, the principal sum of                              pounds sterling (£            ) on November 15, 2017, and to pay interest thereon from November 15, 2011, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on each May 15 and November 15 (each such date, an “Interest Payment Date”), commencing on May 15, 2012 at the rate of 6.765% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for (such interest, “Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special

Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest shall be computed on the basis of Actual/Actual (ICMA), as defined in the Fifteenth Supplemental Indenture.

In the event that an Interest Payment Date is not a Business Day, the Company shall pay interest on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the Stated Maturity or earlier Redemption Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the Stated Maturity or earlier Redemption Date, provided that no interest shall accrue for the period from and after such Stated Maturity or earlier Redemption Date.

[INCLUDE IF NOTE IS ORIGINAL NOTE—Pursuant to the Exchange and Registration Rights Agreement, dated as of November 15, 2011 (the “Registration Rights Agreement”), by and among the Company and the Dealer Managers listed therein, the Company has agreed for the benefit of the Holders from time to time of this Note that it will (i) file under the Securities Act, no later than 270 days after November 15, 2011 (the “Final Settlement Date”), a registration statement (the “Exchange Offer Registration Statement”) relating to an offer to exchange this Note for a new debt security having terms substantially identical to this Note but that is registered under the Securities Act (the “Exchange Offer”), (ii) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 360 days following the Final Settlement Date and (iii) use its commercially reasonable efforts to commence and complete the Exchange Offer promptly, but no later than 30 days after the Exchange Offer Registration Statement has become effective; provided, however, that if on or prior to the time the Exchange Offer is completed, existing interpretations of the Securities and Exchange Commission or the staff thereof are changed such that this Note is not or would not be, upon receipt under the Exchange Offer, transferable by the Holder of this Note (other than a “Restricted Holder” as defined in the Registration Rights Agreement) without restriction under the Securities Act, the Company has agreed to file under the Securities Act no later than 360 days after November 15, 2011 (the “Issue Date”), a “shelf” registration statement providing for the registration of and the sale on a continuous or delayed basis by the Holder of this Note (such registration statement, the “Shelf Registration Statement”) and to use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 30 days after the Shelf Registration Statement is filed.

In the event that (i) the Exchange Offer has not been completed within 390 days after the Issue Date, (ii) a Shelf Registration Statement is required to be filed and is not effective within 390 days of the Issue Date, or (iii) the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to a stop order, except as permitted by the Registration Rights Agreement, in each case (i) through (iii) upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, until the earlier of such time as no Registration Default is in effect or the second anniversary of the Issue Date, a “Registration Default Period”), then special interest (“Special Interest”) will accrue (in addition to the stated interest on this Note) at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and shall increase by 0.25% per annum at the end of the 90-day period; provided that in no event shall Special Interest accrue at a rate in excess of 0.50% per annum in the aggregate. In the case of a Registration Default, the Company’s only obligation under the Registration Rights Agreement is to pay Special Interest. Accrued Special Interest, if any, shall be paid in cash in arrears on each Interest Payment Date for the Notes; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed.]

Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and will be made in Sterling. If Sterling is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or Sterling is no longer used by the United Kingdom as its currency, then all payments in respect of this Note will be made in U.S. dollars until Sterling is again available to the Company or so used. The amount payable on any date in Sterling will be converted into U.S. dollars on the basis of the most recently available market exchange rate for Sterling as determined by the Company or its agent (which may be an affiliate of the Company). Any payment in U.S. dollars as described above will not be deemed a default under the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AMERICAN INTERNATIONAL GROUP, INC.

By:

[SEAL]

Attest:

Section 2.3 Form of Reverse of the Notes

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), designated as its 6.765% Sterling Notes Due November 15, 2017, issued and to be issued in one or more series under an Indenture, dated as of October 12, 2006, as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007, the Eighth Supplemental Indenture, dated as of December 3, 2010, and the Fifteenth Supplemental Indenture, dated as of November 15, 2011 (as so supplemented, the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

The Notes of this series are subject to redemption at any time, in whole or in part, at the election of the Company, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a Redemption Price equal to the greater of (i) 100% of the principal amount to be redeemed, together with accrued and unpaid interest to the Redemption Date, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (on the basis of Actual/Actual (ICMA), as defined in the Fifteenth Supplemental Indenture) at the Discount Rate plus 50 basis points, plus accrued and unpaid interest to the Redemption Date; provided that the Redemption Price shall equal 100% of the principal amount of the Notes, together with accrued and unpaid interest to the Redemption Date, if the Company elects to redeem all of the outstanding Notes upon becoming obligated to pay Additional Amounts.

The definitions of certain terms used in the paragraph above are listed below.

“Discount Rate” means, with respect to any Redemption Date, the Sterling Gross Redemption Yield (determined by reference to the middle market price) at 11:00 a.m., London time, on the Reference Date of the Sterling Reference Bond.

“Quotation Agent” means AIG Markets, Inc. or any other firm appointed by the Company, acting as quotation agent for the Notes. Any successor or substitute Quotation Agent may be an Affiliate of the Company.

“Sterling Gross Redemption Yield” means the gross redemption yield on the Sterling Reference Bond (as calculated by the Quotation Agent on the basis set out in the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields” page 4, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published on June 8, 1998 and updated on March 15, 2002 and as further updated or amended) on a semi-annual compounding basis (converted on an annualized yield and rounded up (if necessary) to four decimal places)).

“Sterling Reference Bond” means the 4.0% Treasury Stock due September 7, 2016, or if such stock is no longer in issue such other United Kingdom government stock with a maturity date as near as possible to the maturity date of the Notes, as the Quotation Agent may, with the advice of the Sterling Reference Market Makers, determine to be appropriate by way of substitution for the 4.0% Treasury Stock due September 7, 2016.

“Sterling Reference Market Makers” means three brokers or market makers of gilts selected by the Quotation Agent.

In the event of redemption of the Notes in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Notes of this series do not have the benefit of any sinking fund obligation.

The Company will, subject to the exceptions and limitations set forth in the Fifteenth Supplemental Indenture, pay Additional Amounts on this Security with respect to any Beneficial Owner of all or any portion of this Security that is a Non-U.S. Person to ensure that each Net Payment by the Company or any Paying Agent on such portion of this Security, including payment of principal and interest, that it beneficially owns will not be less, due to any present or future tax, assessment or governmental charge of the U.S. or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, than the amount that would have been payable in respect of such portion of this Security had no withholding been required. For all purposes of this Security, any Additional Amounts that are payable shall be treated as interest on this Security.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed herein.

Unless the context otherwise requires, the Original Notes (as defined in the Indenture) and the Exchange Notes (as defined in the Indenture) shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, or interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, or interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in fully registered form without coupons in denominations of £100,000 and any multiple of £1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

Section 2.4 Form of Trustee’s Certificate of Authentication of the Notes

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON As Trustee

By:
Authorized Signatory

Section 2.5 Title and Terms

Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:

(a) Designation. The Notes shall be known and designated as the “6.765% Sterling Notes Due November 15, 2017.”

(b) Aggregate Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under this Fifteenth Supplemental Indenture is initially limited to £662,222,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes issued pursuant to Section 304, 305, 306, 906 or 1107 of the Existing Indenture or Article Two of this Fifteenth Supplemental Indenture. The Company may, without the consent of the Holders of the Notes, issue additional notes having the same ranking, interest rate, Stated Maturity, CUSIP and ISIN numbers and terms as to status, redemption or otherwise as the Notes, in which event such notes and the Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

(c) Interest and Maturity. The Stated Maturity of the Notes shall be November 15, 2017 and the Notes shall bear interest and have such other terms as are described in the form of Note set forth in Sections 2.2 and 2.3.

(d) Redemption. The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The Notes shall be redeemable at the election of the Company from time to time, in whole or in part, at the times and at the prices specified in the form of Note set forth in Section 2.3.

(e) Defeasance. The Notes shall be subject to the defeasance and discharge provisions of Section 1302 of the Existing Indenture and the defeasance of certain obligations and certain events of default provisions of Section 1303 of the Existing Indenture.

(f) Denominations. The Notes shall be issuable only in fully registered form without coupons and only in denominations of £100,000 and multiples of £1,000 in excess thereof. The Notes will be denominated in Sterling and payments of principal and interest will be made in Sterling. If Sterling is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or Sterling is no longer used by the United Kingdom as its currency, then all payments in respect of the Notes will be made in U.S. dollars until Sterling is again available to the Company or so used. The amount payable on any date in Sterling will be converted into U.S. dollars on the basis of the most recently available market exchange rate for Sterling as determined by the Company or its agent (which may be an affiliate of the Company). Any payment in U.S. dollars pursuant to this Section 2.5(f) will not be deemed a default under the Indenture.

(g) Exchange Notes. Unless the context otherwise requires, the Original Notes and the Exchange Notes issued in exchange for such Original Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions. All Exchange Notes issued upon any exchange of the Original Notes shall be valid obligations of the Company, evidencing the same debt, and be entitled to the same benefits under the Indenture, as the Original Notes surrendered upon such exchange. Subject to the second paragraph of Section 307 of the Existing Indenture, each Exchange Note delivered in exchange for an Original Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such Original Note.

(h) Authentication and Delivery. The Notes shall be executed, authenticated, delivered and dated in accordance with Section 303 of the Existing Indenture.

(i) Additional Covenant and Amendment to the Base Indenture. The additional covenant of the Company and amendment to the Base Indenture, each as set forth in Article III of the Eighth Supplemental Indenture, dated as of December 3, 2010, shall apply to the Notes.

(j) Depositary. With respect to Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Depositary shall be The Bank of New York Depository (Nominees) Limited, as depositary for Euroclear and Clearstream, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

(k) Additional Amounts. The Company will, subject to the exceptions and limitations set forth below, pay additional amounts (“Additional Amounts”) on the Notes, including payment of principal of and interest, with respect to any Beneficial Owner of the Notes that is a Non-U.S. Person to ensure that each Net Payment by the Company or any Paying Agent to that Non-U.S. Person on the Notes will not be less, due to the payment of U.S. withholding tax, than the amount otherwise then due and payable.

Notwithstanding the foregoing, the Company’s foregoing obligations to pay Additional Amounts shall not apply:

(i) if a payment on the Notes is reduced as a result of any tax, assessment or governmental charge that is imposed or withheld solely by reason of the Beneficial Owner:

A) having, having had or being considered as having had a relationship with the U.S. as a citizen or resident or otherwise;

B) being treated as present in, or engaged in, or being treated as having in the past been present in or engaged in a trade or business in the U.S. or having or having had a permanent establishment in the U.S.;

C) being or having been a personal holding company, a foreign private foundation or other foreign tax-exempt organization, a passive foreign investment company, a controlled foreign corporation, or a corporation that has accumulated earnings to avoid U.S. federal income tax;

D) owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote; or

E) being a bank (i) purchasing Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only.

For purposes of Section 2.5(k)(i), “Beneficial Owner” includes a fiduciary, settlor, partner, member, shareholder or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(ii) to any Beneficial Owner that is a fiduciary, a partnership, a limited liability company, another fiscally transparent entity or that is not the sole Beneficial Owner of the Notes or any portion of the Notes, but only to the extent that a beneficiary or settlor in relation to the fiduciary, or a Beneficial Owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, Beneficial Owner, partner, or member received directly its beneficial or distributive share of the payment;

(iii) if a payment on the Notes is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Beneficial Owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements, if compliance with these reporting requirements is required by statute or by regulation of the U.S. or by an applicable income tax treaty to which the U.S. is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv) if a payment on the Notes is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding by the Company or any withholding agent (within the meaning of the applicable rules) from a payment on such Notes;

(v) if a payment on the Notes is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the Beneficial Owner for payment more than 30 days after the date on which such payment became due or is duly provided for, whichever occurs later;

(vi) if a payment on the Notes is reduced as a result of any estate tax, inheritance tax, gift tax, sales tax, excise tax, transfer tax, wealth tax, personal property tax or any similar tax, assessment, withholding, deduction or other governmental charge;

(vii) if a payment on the Notes is reduced as a result of any tax, assessment or other governmental charge required to be withheld by any withholding agent (within the meaning of the applicable rules) from a payment of principal or interest on the Notes, if that payment can be made without such withholding by any other withholding agent;

(viii) if a payment on the Notes is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any EU Directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such Directive; or

(ix) if a payment on the Notes is reduced as a result of any combination of the above clauses (i) through (viii) of this Section 2.5(k).

Except as provided in this Section 2.5(k), the Company shall have no obligation to make any payment with respect to any tax, assessment or other governmental charge imposed by any government, political subdivision or taxing authority.

Section 2.6 Transfer and Exchanges; Securities Act Legends

(a) Certain Transfers and Exchanges. Transfers and exchanges of Notes and beneficial interests in a Global Note shall be made only in accordance with this Section 2.6(a).

(i) Restricted Global Note to Regulation S Global Note or Unrestricted Global Note. If the owner of a beneficial interest in the Restricted Global Note wishes to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Note or the Unrestricted Global Note, such transfer may be effected only in accordance with the provisions of this Section 2.6(a)(i) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (i) an order given by the

Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note or Unrestricted Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Note in an equal amount be debited from the same or another specified Agent Member’s account and (ii) an Unrestricted Notes Certificate, satisfactory to the Company and duly executed by the Holder of such Restricted Global Note or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of such Restricted Global Note and increase the principal amount of the Regulation S Global Note or the Unrestricted Global Note by such specified principal amount, provided that if the transfer is to occur during the Restricted Period, then such Person will take delivery in the form of a Regulation S Global Note.

(ii) Regulation S Global Note to Restricted Global Note. If during the Restricted Period, the owner of a beneficial interest in the Regulation S Global Note wishes to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this Section 2.6(a)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (i) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from the same or another specified Agent Member’s account and (ii) a Restricted Notes Certificate, satisfactory to the Company and duly executed by the Holder of such Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of such Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount.

(iii) Global Note to Non-Global Note. Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Note and the Company does not appoint another institution to act as Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note, or (C) the Company so directs the Trustee by a Company Order.

(b) Securities Act Legends. Rule 144A Notes and their Successor Notes (other than Unrestricted Global Notes) shall bear the Restricted Notes Legend, and Regulation S Notes and their Successor Notes (other than Unrestricted Global Notes) shall bear the Regulation S Legend.

ARTICLE THREE

MISCELLANEOUS

Section 3.1 Relationship to Existing Indenture

This Fifteenth Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture. The Existing Indenture, as supplemented and amended by this Fifteenth Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Existing Indenture, as supplemented and amended by this Fifteenth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 3.2 Modification of the Existing Indenture

Except as expressly modified by this Fifteenth Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes.

Section 3.3 Governing Law

This instrument shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.4 Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.5 Trustee Makes No Representation

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fifteenth Supplemental Indenture other than its certificates of authentication.

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Supplemental Indenture to be duly executed all as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Executive Vice President and Treasurer

Attest:

/s/ Jeffrey A. Welikson

THE BANK OF NEW YORK MELLON, as Trustee

By	/s/ Sherma Thomas
Name: Sherma Thomas
Title: Senior Associate

[Signature Page to Fifteenth Supplemental Indenture]

ANNEX A — Form of

Restricted Notes Certificate

RESTRICTED NOTES CERTIFICATE

The Bank of New York Mellon

101 Barclay Street, Floor 8 West

New York, New York 10286

Attn: Corporate Trust Administration

Re:	6.765% Sterling Notes Due November 15, 2017 of American International Group, Inc. (the “Notes”)

Reference is made to the Indenture, dated as of October 12, 2006, between American International Group, Inc. (the “Company”) and The Bank of New York Mellon, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to £             principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). [070207290 (144A)/070207281 (Reg. S)]

ISIN [XS0702072900 (144A)/XS0702072819 (Reg. S)]

COMMON CODE

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Securities are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Global Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is

A-1

being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

(A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

A-2

ANNEX B — Form of

Unrestricted Notes Certificate

UNRESTRICTED NOTES CERTIFICATE

The Bank of New York Mellon

101 Barclay Street, Floor 8 West

New York, New York 10286

Attn: Corporate Trust Administration

Re:	6.765% Sterling Notes Due November 15, 2017 of American International Group, Inc. (the “Notes”)

Reference is made to the Indenture, dated as of October 12, 2006, between American International Group, Inc. (the “Company”) and The Bank of New York Mellon, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Regulation S, Rule 144 or Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to £             principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). [070207290 (144A)/070207281 (Reg. S)]

ISIN [XS0702072900 (144A)/XS0702072819 (Reg. S)]

COMMON CODE

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Securities are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Global Note (if certification is given during the Restricted Period pursuant to paragraph (1) below) or an Unrestricted Global Note (if certification is given (a) after the Restricted Period pursuant to paragraph (1) or (b) pursuant to paragraph (2)). In connection with such transfer, the

B-1

Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:

(1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904 of Regulation S:

(A) the Owner is not a Distributor of the Securities, an affiliate of the Company or any such Distributor or a person acting on behalf of any of the foregoing;

(B) the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;

(C) either:

(i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied; and

(F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

provided that if the transfer is to occur during the Restricted Period, then the Transferee will take delivery in the form of a Regulation S Global Note.

(2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A) the transfer is occurring after a holding period of at least six months has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance the requirements of Rule 144; and

(B) if the transfer is occurring prior to the first anniversary of the date of issuance of the Specified Securities, the Company is, and has been for a period of at least 90 days immediately before the transfer, subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

B-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

B-3